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                                                                    EXHIBIT 10.1


                            ASSET PURCHASE AGREEMENT


                                  BY AND AMONG


                             HINES NURSERIES, INC.,


                              KW MOHAWK VALLEY LLC,


                               621 EAST MAPLE LLC,


                                DANVILLE PA LLC,


                                  KW UTICA LLC,


                                KW NEWARK LLC AND


                                 KW DANVILLE LLC


                                   DATED AS OF


                                 JANUARY 9, 2007


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                            ASSET PURCHASE AGREEMENT


                  This Asset Purchase Agreement (this "AGREEMENT") is made and entered into as of January 9, 2007 (the "EFFECTIVE DATE"), by and among Hines Nurseries, Inc., a California corporation ("SELLER"), and KW Mohawk Valley LLC ("MOHAWK"), 621 East Maple LLC ("621"), Danville PA LLC ("PA"), KW Utica LLC ("UTICA"), KW Newark LLC ("NEWARK") and KW Danville LLC ("DANVILLE"), each a New York limited liability company. Mohawk, 621, PA, Utica, Newark and Danville are collectively referred to herein as "BUYER."

                                    RECITALS
                                    --------

                  A. Seller owns certain real property located in the Village of Newark, County of Wayne, State of New York, and more particularly described in EXHIBIT A attached hereto and incorporated herein by this reference (the "NEWARK PROPERTY").

                  B. Seller owns certain real property located in the City of Utica, County of Oneida, State of New York, and more particularly described in EXHIBIT B attached hereto and incorporated herein by this reference (the "UTICA PROPERTY," and together with the Newark Property, the "FEE PROPERTIES").

                  C. Seller is currently a hold over tenant under that certain Lease Agreement (the "PRIOR LEASE") dated May 6, 1981, as amended with PPL Generation, LLC, as landlord ("PPL"), for the premises located in Danville, Pennsylvania and more particularly described in the Prior Lease (the "LEASED PROPERTY," and collectively with the Fee Properties, the "PROPERTY").

                  D. Subject to the terms and conditions set forth in this Agreement, Buyer desires to purchase from Seller, and Seller desires to sell, assign, transfer and deliver to Buyer, all of Seller's right, title and interest in and to (i) the Newark Property; (ii) the Utica Property; and (iii) the potting machinery, office furnishings and equipment, inventory, racks, other assets and greenhouses, as further described below.

                  NOW, THEREFORE, in consideration of the mutual promises set forth herein and intending to be bound hereby, the parties hereby agree as follows:

                                    AGREEMENT
                                    ---------

         1. PURCHASE AND SALE OF ASSETS AT THE CLOSING.

                  1.1 PURCHASED ASSETS. Subject to the terms and conditions set forth in this Agreement, at the Closing (as defined herein), Buyer agrees to purchase from Seller, and Seller agrees to sell, assign, transfer and deliver to Buyer all of Seller's right, title and interest in and to (i) the potting machinery, office furnishings and office equipment, inventory, racks, other assets and greenhouses described below and listed on Schedules 1.1(a), 1.1(b), 1.1(c), 1.1(d), 1.1(e) and 1.1(f) hereto (collectively, the "OPERATING ASSETS") as follows: (A) those Operating Assets located at the Newark Property shall be purchased by Newark; (B) those Operating Assets located at the Utica Property shall be purchased by Utica; and (C) those Operating Assets located at the Leased Property shall be purchased by Danville; (ii) the Newark Property, which shall be purchased by 621; and (iii) the Utica Property, which shall be purchased by Mohawk. The Operating Assets and the Fee Properties shall be collectively referred to herein as the "PURCHASED ASSETS."


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                           (a) POTTING MACHINERY. The potting machinery listed
and described on SCHEDULE 1.1(A) (the "POTTING Machinery").

                           (b) OFFICE FURNISHINGS AND OFFICE EQUIPMENT. The
office furnishings and office equipment listed and described on SCHEDULE 1.1(B) (the "OFFICE EQUIPMENT").

                           (c) INVENTORY. Subject to the next sentence, all
inventory items and related materials and supplies (each an "INVENTORY ITEM") listed and described on SCHEDULE 1.1(C) and located on the Property at the Closing (the "INVENTORY"). Buyer acknowledges that Inventory Items and other products may be sold by Seller for Seller's benefit in the ordinary course of Seller's business up to and through the close of business on the Closing Date (defined below) and that neither such items which have been sold up to and through the close of business on the Closing Date nor the resulting accounts receivable are being sold to Buyer hereunder. For purposes of this Agreement, the terms "Inventory" and "Purchased Assets" shall not include any Inventory Items or other products sold by Seller in the ordinary course of Seller's business up to and through the close of business on the Closing Date.

                           (d) RACKS. The racks listed and described on SCHEDULE
1.1(D) (the "INITIAL RACKS").

                           (e) OTHER ASSETS. All other assets listed and
described on SCHEDULE 1.1(E) (the "OTHER ASSETS").

                           (f) GREENHOUSES. The greenhouses located on the
Leased Property and listed and described on SCHEDULE 1.1(F) (the "GREENHOUSES").

                  1.2 EXCLUDED ASSETS. Seller shall not sell, assign, transfer or convey to Buyer, and Buyer shall not purchase from Seller, any inventory, property, item or asset of Seller other than those described or listed in
Section 1.1 and described or listed on Schedules 1.1(a), 1.1(b), 1.1(c), 1.1(d), 1.1(e) and 1.1(f), including, without limitation, any accounts receivable of Seller (the "EXCLUDED ASSETS").

                  1.3 ASSUMED LIABILITIES.


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                           (a) Subject to the terms and conditions of this
Agreement, at the Closing, Seller shall assign (to the extent assignable) all of its rights, and Buyer shall assume and agree to pay, perform or otherwise discharge as the same shall become due in accordance with their respective terms, all liabilities and obligations of Seller arising from or relating to the contracts, agreements and unfulfilled purchase orders listed on SCHEDULE 1.3 to the extent such liabilities and obligations arise on or after the Closing Date (the "ASSUMED LIABILITIES"); and

                           (b) Except for the Assumed Liabilities, Buyer shall
not assume any liabilities or obligations of Seller.

                  1.4 CONSENTS TO ASSIGNMENTS; Notwithstanding anything in this Agreement, the Assignment and Assumption Agreement (as defined below) or any bill of sale to the contrary, to the extent that any of the Assumed Liabilities is not capable of being sold, assigned, transferred or conveyed without the approval, consent or waiver of the other party thereto, or any third person, or if such sale, assignment transfer or conveyance or attempted assignment, transfer or conveyance would constitute a breach thereof or a violation of any law, decree, order, regulation or other governmental edict, neither this Agreement nor the Assignment and Assumption Agreement nor any bill of sale shall constitute a sale, assignment, transfer or conveyance thereof, or an attempted assignment, transfer or conveyance thereof. After the Closing, until any Assumed Liability has been validly and effectively assigned to Buyer, Seller shall hold such Assumed Liability for the benefit of Buyer and Buyer shall be entitled to receive all benefits under such Assumed Liability (the "Interests") and Buyer shall be solely and unconditionally responsible for all liabilities and obligations arising in connection with or related to such Interests and pay, perform and otherwise discharge the same as they will become due to the extent such liabilities or obligations arise on or after the Closing Date.


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         2. PURCHASE PRICE; PAYMENT TERMS.

                  2.1 PURCHASE PRICE. The aggregate purchase price (the "PURCHASE PRICE") shall be an amount equal to the sum of:

         (a) Land, Greenhouses, Potting Machinery and Office Equipment,
Furniture

           Danville
              Buildings, Greenhouses and Other Improvements to
              Real Property                                         $ 1,837,428
              Potting Machinery and Office Equipment                $   210,870
              Furniture                                             $    14,405

           Newark
              Land                                                  $   100,000
               Buildings, Greenhouses and Other Improvements to
              Real Property                                         $   708,890
              Potting Machinery and Office Equipment                $   129,300
              Furniture                                             $     1,810

           Utica
              Land                                                  $   100,000
              Buildings, Greenhouses and Other Improvements to
              Real Property                                         $ 1,406,807
              Potting Machinery and Office Equipment                $   180,900
              Furniture                                             $     8,293
                                                         Subtotal   $ 4,698,703

         (b) Plus the following

           Initial Racks                                            $   557,750
           Other Assets                                             $   300,000
           Closing Inventory Value (as defined below)               $ 1,193,427
           Less Credit for Leighow Contract                         $   (41,412)
                                                         Subtotal   $ 2,009,765

                                                            Total   $ 6,708,468


                  2.2 DEPOSIT. On the Effective Date, Buyer shall deposit by cashier's check or wire transfer of immediately available federal funds into the Escrow provided for in Section 3 the sum of Two Hundred Twenty Five Thousand and 00/100 Dollars ($225,000.00) (the "DEPOSIT"). Escrow Holder (as defined below) shall, without any requirement for further instructions, immediately release the Deposit to Seller, which funds shall become non-refundable in all instances other than a termination of this Agreement due to Seller's default hereunder. The Deposit will be credited against the Purchase Price. If requested by Buyer, prior to any disbursement to Seller hereunder, the Deposit shall be deposited by Escrow Holder into an interest-bearing account selected by Buyer. The interest earned on the Deposit prior to disbursement of the Deposit to Seller shall, at


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the time of Closing, be paid to Seller and credited against the Purchase Price or, in the event that this Agreement is terminated, the interest on the Deposit shall be paid to Buyer, unless such termination is a result of Buyer's default under the terms hereof in which case the interest on the Deposit shall be released to Seller. Buyer shall not be entitled to any interest on the Deposit from and after its disbursement hereunder to Seller. In addition to all of Seller's rights and remedies under this Agreement and applicable law, Seller shall have the right to terminate this Agreement if for any reason Buyer shall fail to make the Deposit required to be made by Buyer when due hereunder.

                  2.3 PAYMENT OF PURCHASE PRICE. At the Closing, Buyer shall pay the Purchase Price less the Deposit released to Seller pursuant to Section 2.2 above into Escrow (as defined below) by wire transfer in immediately available funds.

                  2.4 SALES, USE AND TRANSFER TAXES. Buyer and Seller agree that any and all excise, deed, documentary, stamp or transfer tax and similar conveyance taxes or charges payable in connection with the transfer of the Fee Properties shall be paid by Seller (expressly excluding any mortgage taxes). Except as provided in the preceding sentence, Buyer shall be responsible for any sales, use or other taxes, duties, fees and governmental exactions imposed by any reason on the transfer of the Purchased Assets provided for hereunder and any deficiency, interest or penalty asserted with respect thereto. Notwithstanding the preceding sentence, Buyer shall not be responsible for any income, capital gain or other similar tax incurred by Seller in connection with the transfer of the Purchased Assets to Buyer.

                  2.5 PAYMENT OF COSTS AND EXPENSES. Except as provided herein, all fees and costs of the Escrow Holder in connection with the sale of the Purchased Assets shall be paid by Buyer. Buyer shall pay at the Closing all costs associated with recording the Deeds (defined below), any mortgages Buyer places on the Property and any taxes associated with such mortgages and any other document which Buyer chooses to record. Buyer shall also pay at the Closing all premiums for the Owner's Title Policies (as defined below) and the cost of any surveys prepared in connection herewith. Each party shall bear the costs of its agents, attorneys, accountants, investment bankers, travel, lodging and entertainment and associated expenses.

                  2.6 PRORATIONS OF TAXES AND EXPENSES. All real estate taxes, charges and assessments affecting the Fee Properties ("PROPERTY TAXES") and all charges for water, electricity, sewer, gas, telephone and all other utilities ("OPERATING EXPENSES"), shall be prorated on a per diem basis as of 12:01 a.m. on the Closing Date. If any Property Taxes have not been finally assessed as of the Closing Date for the current fiscal year of the taxing authority, then the same shall be adjusted at the Closing based upon the most recently issued bills therefore, and shall be re-adjusted when and if final bills are issued. If any bills for Operating Expenses for periods prior to the Closing are not then available, then the parties shall make a reasonable estimate thereof for purposes of adjustments at the Closing, with such amounts to be re-adjusted between the parties within thirty (30) days of receipt of said bills.


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                  2.7 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated in relation to the Purchased Assets, as set forth in Section 2.1 hereto. Each party agrees that it will not, in its tax returns or elsewhere, take a position inconsistent with the allocations provided for in this Section.

                  2.8 CLOSING INVENTORY; POST-CLOSING INVENTORY ADJUSTMENT. No later than three (3) days prior to the Closing but no earlier than five (5) days prior to the Closing, Seller and Buyer shall conduct a physical inventory count (the "CLOSING INVENTORY") of the Inventory Items located on the Property for the purpose of determining the value of the Inventory (the "CLOSING INVENTORY VALUE"). The Closing Inventory Value shall be an amount equal to the sum of the products of (x) the quantity of each Inventory Item on hand during the Closing Inventory, multiplied by (y) the price for each such Inventory Item listed on
SCHEDULE 1.1(C),which amount shall be included in the Purchase Price as contemplated by Section 2.1 above. Promptly after the Closing, Seller shall provide Buyer a summary, including copies of related invoices and shipping documents, setting forth the aggregate effect, calculated on a basis consistent with the Closing Inventory Value, of any changes in the Inventory between the Closing Inventory and the Closing (the "INVENTORY ADJUSTMENT"). If the Inventory Adjustment is a negative number, Seller shall promptly pay the Inventory Adjustment to Buyer. If the Inventory Adjustment is a positive number, Buyer shall promptly pay the Inventory Adjustment to Seller.

                  2.9 LEASE. Seller and Buyer acknowledge that Buyer has or will directly enter into a Lease with PPL for the Leased Property (the "LEASE").

         3. CLOSING.

                  3.1 CLOSING. Within one (1) business day after the execution of this Agreement (the "OPENING OF ESCROW") an escrow ("ESCROW") shall be opened with Decision 2000 Real Estate Services, Inc., 169 Roanoke Avenue, Riverhead, NY 11901 Attention: Marijude Messina ("ESCROW HOLDER") for the consummation of the purchase and sale transaction contemplated herein by delivery of a fully executed copy of this Agreement and an escrow agreement ("ESCROW AGREEMENT"). As used herein, "CLOSING" shall mean and refer to the date Escrow Holder disburses the funds pursuant to Section 3.4 below. The Closing shall occur on or before January 10, 2007 (the "CLOSING DATE"). Except as otherwise provided in this Agreement, all proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered or executed simultaneously, and no action or proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, executed and delivered.


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                  3.2 DELIVERIES OF SELLER. At least one (1) day prior to the
Closing Date, Seller shall deliver or cause to be delivered to Escrow Holder:

                           (a) a duly executed and acknowledged Bargain and Sale
Deed in favor of Buyer, conveying all of Seller's right, title and interest in and to the Newark Property in the form of EXHIBIT C attached hereto (the "NEWARK Deed");

                           (b) a duly executed and acknowledged Bargain and Sale
Deed in favor of Buyer, conveying all of Seller's right, title and interest in and to the Utica Property in the form of EXHIBIT D attached hereto (the "UTICA Deed"; collectively with the Newark Deed referred to herein as the "DEEDS");

                           (c) an Assignment and Assumption Agreement duly
executed by Seller in the form of EXHIBIT E attached hereto ("ASSIGNMENT AND ASSUMPTION AGREEMENT")

                           (d) the Escrow Agreement duly executed by Seller;

                           (e) a certification of the "non-foreign" status of
Seller ("FIRPTA CERTIFICATE") in the form of EXHIBIT F attached hereto;

                           (f) a Bill of Sale duly executed by Seller in
substantially the form of EXHIBIT G attached hereto (the "BILL OF SALE");

                           (g) a reconveyance terminating mortgagee's security
interest under that certain Open-End Leasehold Mortgage, Assignment of Rents, Security Agreement and Fixture Filing dated January 21, 1998 and recorded in Montour County Book 197 page 1072 on February 2, 1998 and any amendments thereto;

                           (h) a copy, certified as of the Closing Date by an
authorized officer of Seller, of the resolutions of the Board of Directors of Seller authorizing the execution, delivery and performance of this Agreement by Seller;

                           (i) a certificate, dated the Closing Date, executed
by an authorized officer of Seller to the effect that (i) each of the representations and warranties of Seller made herein is true and correct in all material respects on the Closing Date as though such representations and warranties were made on such date and (ii) Seller has performed and complied in all material respects with all covenants, conditions and obligations under this Agreement which are required to be performed or complied with by Seller on or before the Closing Date; and

                           (j) such customary documents and certificates as
Escrow Holder and/or the Title Company shall require to consummate the transaction contemplated by this Agreement.

                  3.3 DELIVERIES OF BUYER. At least one (1) day prior to the Closing Date, Buyer shall deliver or cause to be delivered to Escrow Holder:


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                           (a) the Purchase Price;

                           (b) the Assignment and Assumption Agreement;

                           (c) the Escrow Agreement duly executed by Buyer;

                           (d) a Guaranty duly executed by Kurt Weiss
Greenhouses, Inc. in the form attached hereto as EXHIBIT H;

                           (e) a copy, certified as of the Closing Date by the
secretary of each Buyer, of the resolutions of the Managing Member of each Buyer authorizing the execution, delivery and performance of this Agreement by each Buyer;

                           (f) a certificate, dated the Closing Date, executed
by an authorized officer of Buyer to the effect that (i) each of the representations and warranties of Buyer made herein is true and correct in all material respects on the Closing Date as though such representations and warranties were made on such date and (ii) Buyer has performed and complied in all material respects with all covenants, conditions and obligations under this Agreement which are required to be performed or complied with by Buyer on or before the Closing Date; and

                           (g) such customary documents and certificates as
Escrow Holder and/or the Title Company (defined below) shall require to consummate the transactions contemplated by this Agreement.

                  3.4 FUNDS. Provided that all conditions to the Closing set forth in Section 8 have been satisfied or, as to any condition not satisfied, waived by the party intended to be benefited thereby, on or before the Closing Date, Escrow Holder shall disburse all funds deposited with Escrow Holder by Buyer in payment of the Purchase Price as follows: (a) deduct all items chargeable to the account of Seller pursuant to the provisions of this Agreement; (b) disburse the Purchase Price to Seller promptly upon the Closing; and (c) disburse the remaining balance of the funds, if any, to Buyer promptly upon the Closing.

                  3.5 RECORDING. Upon Escrow Holder's disbursement of funds pursuant to Section 3.4 for the Closing, above, Escrow Holder shall cause the Deeds (with documentary transfer tax information to be affixed after recording) and any other documents which the parties hereto may mutually direct, to be recorded with the recorders office for the counties where the Fee Properties are located ("COUNTY CLERK") and Escrow Holder shall obtain conformed copies thereof for distribution to Buyer and Seller.

                  3.6 BUYER'S TITLE INSURANCE POLICY. Upon completion of the recording provided in Section 3.5, Escrow Holder shall issue the Owner's Title Policies to Buyer.


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                  3.7 DELIVERY OF DOCUMENTS TO BUYER. Promptly following the
Closing, Escrow Holder shall deliver to Buyer: (a) conformed copies of the recorded Deeds and any other recorded documents; (b) the original FIRPTA Certificate; and (c) a copy of all other documents delivered to Escrow Holder in connection with the transactions contemplated hereby.

                  3.8 DELIVERY OF DOCUMENTS TO SELLER. Promptly following the Closing, Escrow Holder shall deliver to Seller: (a) conformed copies of the recorded Deeds and any other recorded documents; and (b) a copy of all other documents delivered to Escrow Holder in connection with the transactions contemplated hereby.

         4. TITLE AND SURVEY MATTERS.

                  4.1 RECEIPT. Buyer has been provided with title insurance commitments covering the Fee Properties, together with complete copies of all instruments referred to therein as exceptions to title (collectively, the "TITLE COMMITMENTS") prepared by Chicago Title Insurance Company ("TITLE COMPANY") as follows: (a) Title Commitment for the Newark Property dated November 29, 2006, Order No. 06-Wayne-5657, and (b) Title Commitment for the Utica Property dated November 21, 2006, Order No. 06-Oneida-5657.

                  Prior to the execution of this Agreement, Buyer has had an opportunity to review and approve: (a) the Title Commitments and all supplements thereto, and all exceptions to title referred to therein, (b) all additional matters, if any, affecting title to the Property disclosed by Seller to Buyer in writing, and (c) all matters which would be disclosed by ALTA surveys of the Property prepared in accordance with the 2005 Minimum Detail Requirements for ALTA/ACSM Land Title Surveys (collectively, "TITLE AND SURVEY MATTERS"). Buyer has had the opportunity, at its sole cost and expense, to obtain surveys of the Fee Properties and the Leased Property. In no event shall Buyer's obtaining of such survey(s) be a condition precedent to Buyer's obligations hereunder. In the event that Buyer obtains any survey(s), it shall promptly provide Seller with a copy of such survey(s). By its execution of this Agreement, Buyer has hereby approved all Title and Survey Matters and Buyer further acknowledges and agrees that Buyer shall not have any right to terminate this Agreement regarding any of the Title and Survey Matters; provided, however, Seller shall cause the following exceptions to title to the Fee Properties to be removed prior to the Closing (collectively, the "DISAPPROVED EXCEPTIONS"): (i) monetary encumbrances on the Fee Properties caused by or at the direction of Seller but expressly excluding (x) real property taxes and assessments constituting a lien not yet due and payable and (y) liens and encumbrances caused or permitted to occur by Buyer in connection with Buyer's entry upon and inspection of the Fee Properties and/or the Leased Property; and (ii) any other exceptions caused by Seller after the date hereof and not approved by Buyer as a Title and Survey Matter which in the reasonable opinion of Buyer will have a material and adverse affect on the use and/or operation of the Fee Properties.


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                  4.2 EXCEPTIONS TO TITLE. Buyer shall be obligated to accept title to the Fee Properties subject only to the following exceptions to title (collectively, the "PERMITTED EXCEPTIONS"): (a) real estate taxes and assessments not then delinquent; (b) the lien of supplemental taxes assessed with respect to matters occurring on or after the Closing Date; (c) the printed exceptions which appear in the Owner's Title Policies issued by the Title Company; (d) all Title and Survey Matters approved or deemed approved by Buyer pursuant to this Agreement; and (e) any matters affecting the Fee Properties which are created by or with the consent of Buyer, including, without limitation, any matters relating to entitlements sought by Buyer prior to the Closing. Conclusive evidence of the availability of such title shall be the irrevocable commitment of the Title Company to issue to Buyer on the Closing Date an ALTA policy of title insurance for each of the Fee Properties ("OWNER'S TITLE POLICIES") in the amount of the Purchase Price allocated to the applicable Fee Property in Section 2.1, respective, which Owner's Title Policies shall reflect that title to the Newark Property and the Utica Property is vested of record in Buyer, subject only to the Permitted Exceptions. In the event that Buyer desires any endorsements to the Owner's Title Policies, Buyer shall separately negotiate such endorsements with the Title Company and notwithstanding anything else to the contrary herein, Buyer's obligations under this Agreement shall not be conditioned or contingent on Buyer obtaining the issuance of any such endorsements, and the Closing shall not be delayed for Buyer's failure to obtain the issuance of any such endorsements.

         5. BUYER'S DUE DILIGENCE.

                  5.1 DELIVERY AND AVAILABILITY OF DUE DILIGENCE MATERIALS. Buyer acknowledges that it has received and is familiar with the contents contained in the due diligence materials described on EXHIBIT I ("DUE DILIGENCE MATERIALS").

                  5.2 DUE DILIGENCE. Subject to the express representations, warranties and indemnities of Seller set forth in this Agreement, by its execution of this Agreement, Buyer hereby approves all Due Diligence Materials, the physical condition of the Property and all issues in connection with the Property in every respect. Buyer acknowledges and agrees that Buyer shall not have any right to terminate this Agreement regarding the physical condition or feasibility of the Property. In addition, Buyer's obligations under this Agreement to be performed in connection with the Closing shall not be contingent upon Buyer's approval of the Due Diligence Materials, the physical condition of the Property, any issues in connection with the Property or Buyer's obtaining of financing in connection with Buyer's proposed acquisition of the Property pursuant to the terms and conditions of this Agreement. If this Agreement is terminated for any reason, Buyer shall, within five (5) days of such termination, provide Seller with full and complete copies of any Due Diligence Materials and all entitlement materials, applicants and agreements, all surveys, appraisals, investigative reports and other written materials developed by (or for the benefit of) Buyer in connection with its due diligence review ("BUYER PREPARED DUE DILIGENCE").

                  5.3 PHYSICAL INSPECTIONS.


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                           (a) Intentionally Deleted.

                           (b) Notwithstanding any provision of this Agreement
to the contrary, in no case shall Buyer or any and Buyer's agents, employees and contractors (collectively, the "BUYER PARTIES") conduct any physical, soils, groundwater, environmental or other sampling, drilling or coring or any other form of work or investigation which may physically invade, alter, damage or disturb any portion of the Property (or the soils or groundwater thereunder) or any improvements (the "IMPROVEMENTS") thereon or thereunder (collectively, "PHYSICAL TESTING") without first (i) submitting to Seller a written description of the general nature and scope of the Physical Testing proposed, the protective measures to be utilized by Buyer to avoid or minimize any damage to the Property or the Improvements, the restoration activities proposed to be performed by Buyer to restore any anticipated damage, the contractor(s) to be conducting such Physical Testing (and a description of their qualifications and licensing), those portions of the Property to be affected by such Physical Testing and Buyer's proposed schedule for conducting such Physical Testing (collectively, a "REQUEST FOR PHYSICAL TESTING") and (ii) obtaining the prior written approval of Seller to Buyer's Request for Physical Testing with respect thereto, which approval may be withheld in Seller's reasonable discretion.

                           (c) Buyer shall indemnify, protect, defend (with
counsel satisfactory to Seller) and hold Seller, the Property and each of Seller's members, partners, employees, directors, officers, shareholders, parents, subsidiaries, accountants, agents and affiliates (collectively, "SELLER RELATED PARTIES") harmless from and against all claims, demands, actions, liabilities, damages, losses, obligations, fines, penalties, costs and expenses, including, without limitation, attorneys' fees and all court costs asserted against or incurred by Seller, the Property, any plants, equipment or improvements related to the nursery operations thereon (collectively, the "PLANTS AND EQUIPMENT") or any Seller Related Party in connection with any exercise by Buyer or any Buyer Party of the Inspection rights granted to Buyer under this Agreement, except to the extent such claims are determined by a court of competent jurisdiction to have been caused by Seller or any Seller Related Party. The foregoing indemnity shall survive the Closing and the termination or cancellation of this Agreement. Prior to any Inspection of or entry onto the Property by Buyer or any Buyer Party, Buyer shall (i) at its sole cost and expense, procure and maintain in full force and effect at all times prior to the Closing a customary commercial general liability insurance policy with combined single limit coverage in an amount not less than $1,000,000 and property damage limits of at least $2,000,000, issued by an insurance company qualified to do business in the State of New York, and having a Best's rating of not less than A-/VII, naming Seller and any other party reasonably designated by Seller as additional insureds with respect to all of Buyer's and the Buyer Parties' activities in, on and about the Property and including customary insurance against any assumed contractual liability under this Agreement, and (ii) provide Seller with a certificate of insurance evidencing the existence of such policy and coverage. The insurer under such policy shall agree not to cancel, materially change or fail to renew the coverage provided by such policy without giving Seller ten (10) business days advance written notice, which agreement shall be reflected in Buyer's certificate of insurance.

         6. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby makes the following representations and warranties to Buyer, each of which is true and correct as of the date hereof and will be true and correct as of the Closing Date, except as set forth on the disclosure schedules attached hereto ("SELLER'S DISCLOSURE Schedules"):

                  6.1 GENERAL REPRESENTATIONS AND WARRANTIES.

                           (a) EXISTENCE. Seller validly exists as a corporation
in good standing under the laws of the State of California.

                           (b) AUTHORITY TO SELL OPERATING ASSETS. Seller has
all requisite corporate power and authority to sell the Operating Assets and the Fee Properties to Buyer as contemplated hereby, and such sale of the Operating Assets and the Fee Properties has been duly and validly authorized by all necessary corporate action on the part of Seller.

                           (c) TITLE TO OPERATING ASSETS. At Closing, Seller
will deliver good and marketable title to the property included in the Operating Assets, free and clear of all liens, claims and encumbrances except for any lien claim or encumbrance created by Buyer or otherwise resulting from Buyer's actions.

                           (d) GOVERNMENTAL CONSENTS. The execution, delivery
and performance of this Agreement by Seller does not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any governmental body, agency, official or authority, except
(i) where the failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent or materially delay the consummation by Seller of the transactions contemplated by this Agreement or would not materially and adversely effect Buyer, or (ii) as may be necessary as a result of any facts or circumstances relating solely to the Seller or any of its affiliates, or (iii) filings or actions contemplated by this Agreement, including, without limitation, filings and actions to be taken by Escrow Holder.

                           (e) NON-CONTRAVENTION. None of the execution,
delivery or performance by Seller of this Agreement does or will (i) contravene or conflict with Seller's articles of incorporation or bylaws, or (ii) contravene or conflict with any provision of any law, regulation, judgment, injunction, order or decree binding upon Seller, or (iii) contravene or conflict with any contract or other instrument to which Seller is a party.

                           (f) EXECUTION AND DELIVERY. This Agreement has been
duly executed and delivered by Seller, and the other agreements, documents and instruments to be executed in connection herewith (the "TRANSACTION DOCUMENTS"), when executed and delivered at the Closing, will be duly executed and delivered by Seller. This Agreement constitutes, and the Transaction Documents when duly executed and delivered by Seller will constitute, legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms, except to the extent such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or limiting creditors' rights generally; and
(ii) general principles of equity (whether considered in an action in equity or at law).

                           (g) NO OTHER REPRESENTATIONS OR WARRANTIES. EXCEPT
FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS SECTION 6.1 RELATING TO THE OPERATING ASSETS, SELLER MAKES NO OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO THE OPERATING ASSETS AND SELLER HEREBY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY. THE OPERATING ASSETS ARE USED AND BEING SOLD "AS IS - WHERE IS" AND THE SELLER HEREBY DISCLAIMS THE WARRANTY OF MERCHANTABILITY AND FITNESS FOR USE.

                  6.2 REPRESENTATIONS AND WARRANTIES REGARDING REAL PROPERTY.

                           (a) USE OF PREMISES BY THIRD PARTIES. Except as
provided in the Title Commitments, Seller has not leased or otherwise granted to any third party the right to use or occupy the Property or any portion thereof pursuant to a written agreement.

                           (b) CONDEMNATION. To Seller's Knowledge it has not
received any written notice of condemnation, or other proceeding in eminent domain, affecting the Property or any part thereof.

                           (c) ENVIRONMENTAL MATTERS. Except for matters that
are expressly disclosed in the environmental reports listed in SCHEDULE 6.2(C) (collectively, the "ENVIRONMENTAL REPORTS"), to Seller's Knowledge, it has not received any written notice of any violation of any applicable federal, state or local environmental laws affecting the Property or any part thereof. Except as disclosed in the Environmental Reports, Seller has not released any Hazardous Materials on the Property in violation of applicable environmental laws during its ownership of the Fee Properties or use of the Leased Property.

                           (d) COMPLIANCE WITH LAWS; LEGAL PROCEEDINGS. Except
for matters that are expressly disclosed in the Environmental Reports, to Seller's Knowledge (i) it has materially complied with all applicable federal, state, and local laws and regulations and; (ii) it has not received notice of any claim, action, suit or proceeding pending before any court or government agency, which, if resolved against Seller, would materially and adversely affect the Newark Property, the Utica Property or the Leased Property following the Closing.

                           (e) DUE DILIGENCE MATERIALS. To Seller's Knowledge,
there is no material inaccuracy in the Due Diligence Materials provided by Seller to Buyer relating to the Newark Property, the Utica Property and the Leased Property.

                           (f) KNOWLEDGE. Notwithstanding anything to the
contrary in this Agreement, all references contained in this Agreement, or contained in any certificate delivered or document executed by Seller and delivered pursuant to this Agreement, to the phrase "Seller's Knowledge" or like expressions shall (i) with respect to the Utica Property exclusively refer to the actual knowledge of Claudia Pieropan, Lincoln Moehle and Rob Walsh without any duty of investigation or inquiry and without any imputation of the knowledge of any other person or entity; (ii) with respect to the Newark Property exclusively refer to the actual knowledge of Claudia Pieropan, Lincoln Moehle and Nancy McAllister without any duty of investigation or inquiry and without any imputation of the knowledge of any other person or entity; and (iii) with respect to the Leased Property exclusively refer to the actual knowledge of Claudia Pieropan, Lincoln Moehle and Kate Mitchell without any duty of investigation or inquiry and without any imputation of the knowledge of any other person or entity; provided, however, that the foregoing representations and warranties shall not in and of themselves create personal liability for such individuals.

                  6.3 DISCLAIMER OF REPRESENTATIONS AND WARRANTIES. EXCEPT FOR THE EXPRESS REPRESENTATIONS, WARRANTIES AND INDEMNITIES OF SELLER SET FORTH IN THIS AGREEMENT, BUYER HEREBY ACKNOWLEDGES AND AGREES THAT THE SALE OF THE FEE PROPERTIES HEREUNDER IS AND WILL BE MADE ON AN "AS IS, WHERE IS BASIS WITH ALL FAULTS" AND THAT SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT, FUTURE OR OTHERWISE, OF, AS TO, CONCERNING OR WITH RESPECT TO THE FEE PROPERTIES.

         7. REPRESENTATIONS AND WARRANTIES OF BUYER.

                  7.1 Mohawk, 621, PA, Utica, Newark and Danville hereby jointly and severally represent and warrant, as of the date hereof and as of the Closing Date, as follows:

                           (a) EXISTENCE. Mohawk, 621, PA, Utica, Newark and
Danville each validly exists as a limited liability company in good standing under the laws of the State of New York.

                           (b) AUTHORITY TO PURCHASE PURCHASED ASSETS. Each
Buyer has all requisite power and authority to purchase the Purchased Assets as contemplated hereby, and such purchase of the Purchased Assets has been duly and validly authorized by all necessary action on the part of Buyer.

                           (c) REQUIRED CONSENTS. None of the execution,
delivery or performance by Buyer of this Agreement requires any action by or in respect of, or filing with, any governmental body, agency, official or authority or the consent of any third party.

                           (d) NON-CONTRAVENTION. None of the execution,
delivery or performance by Buyer of this Agreement does or will (i) contravene or conflict with the articles of organization or operating agreement of any Buyer, or (ii) contravene or conflict with any provision of any law, regulation, judgment, injunction, order or decree binding upon Buyer, or (iii) contravene or conflict with any contract or other instrument to which Buyer is a party.

                           (e) EXECUTION AND DELIVERY. This Agreement has been
duly executed and delivered by Buyer, and the Transaction Documents, when executed and delivered by Buyer at the Closing, will be duly executed and delivered. This Agreement constitutes, and the Transaction Documents when duly executed and delivered by Buyer will constitute, legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their terms, except to the extent such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or limiting creditors' rights generally; and (ii) general principles of equity (whether considered in an action in equity or at law).

                           (f) BUYER'S INDEPENDENT INVESTIGATION. Buyer
acknowledges that it has analyzed and become familiar with the Purchased Assets and has made such independent investigations as Buyer deems necessary or appropriate concerning the condition of the Purchased Assets and the suitability thereof for Buyer's potential purchase, development and use. Buyer acknowledges that except as specifically provided for in Section 6 herein, (i) the Operating Assets and the Property are being sold "AS IS - WHERE IS;" and (ii) Seller is making no representation or warranty regarding the Operating Assets, the Fee Properties, the Prior Lease, the Lease, the Leased Property or the transactions contemplated herein. Seller shall not be liable for any failure to investigate the Property nor shall Seller be bound in any manner by any verbal or written statements, representations, appraisals, environmental assessment reports, or other information pertaining to the Property or the operation thereof, furnished by Seller or by any real estate broker, attorney, agent, representative, employee, servant or other person acting on Seller's behalf, except for the express representations and warranties of Seller set forth in this Agreement or for any fraudulent or willful misrepresentation made by Seller. It is expressly understood and agreed that the amount of the Purchase Price reflects, and the Property being sold by Seller and purchased by Buyer is subject to, the foregoing disclaimers, which shall survive the Closing.

                           (g) BULK TRANSFER LAWS. Buyer hereby waives
compliance by Seller with any applicable UCC bulk sale or bulk transfer laws of any jurisdiction in connection with the sale of the Purchased Assets. Pursuant to Section 11.2(d), Seller has agreed to indemnify Buyer against any and all liabilities which may be asserted by any third-party creditors against Buyer as a result of Seller's noncompliance with any such applicable law.

         8. CONDITIONS PRECEDENT.

                  8.1 BUYER'S CONDITION PRECEDENT TO CLOSE. Buyer's obligation to purchase the Purchased Assets and to take the other actions required to be taken by Buyer pursuant to this Agreement at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

                           (a) All of Seller's representations and warranties in
this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such date.

                           (b) Seller shall have performed and complied in all
material respects with all material terms, conditions and covenants required by this Agreement to be performed or complied with by it prior to or at the Closing.

                           (c) Seller shall have delivered all the documents
required to be delivered or executed by Seller in accordance with this Agreement.

                           (d) PPL shall have executed the Lease, in
substantially the form attached hereto as EXHIBIT J.

                  8.2 SELLER'S CONDITION PRECEDENT TO CLOSE. Seller's obligation to sell, transfer, convey and assign Seller's right title and interest in the Purchased Assets and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller, in whole or in part):

                           (a) Buyer shall have timely delivered the Purchase
Price.

                           (b) All of Buyer's representations and warranties in
this Agreement shall be true and correct in all material respect on and as of the Closing Date as though such representations and warranties were made on and as of such date.

                           (c) Buyer shall have performed and complied in all
material respects with all material terms, conditions and covenants required by this Agreement to be performed or complied with by it prior to or at the Closing.

                           (d) Buyer shall have delivered all the documents
required to be delivered or executed by Buyer in accordance with this Agreement.

                           (e) Buyer and PPL shall have executed the Lease, in
substantially the form attached hereto as EXHIBIT J.

                  8.3 FAILURE OF A CONDITION. Subject to the provisions of this Agreement, and subject to the rights and remedies of any party hereto in the case of a default hereunder by the other party hereto, in the event of any termination of this Agreement by reason of failure of a condition set forth in
Section 8.1 or in Section 8.2:

                           (a) Buyer (unless resulting from a default by Seller)
shall pay for all Escrow and Title Company termination fees;

                           (b) Buyer shall deliver to Seller all Due Diligence
Materials and Buyer Prepared Due Diligence and all documents delivered to Buyer pursuant to the provisions hereof;

                           (c) Buyer shall comply with the requirements
applicable in the event of termination of this Agreement; and

                           (d) All of the remaining rights and obligations of
Buyer and Seller shall terminate (except with respect to those obligations which survive such termination).

         9. ADDITIONAL AGREEMENTS.

                  9.1 NON-DISCLOSURE. Buyer shall hold in confidence, and shall use reasonable efforts to ensure that its employees and representatives hold in confidence, all information concerning Seller and the terms and conditions of this Agreement.

                  9.2 Intentionally Omitted.

                  9.3 Intentionally Omitted.

                  9.4 NUMBERING OF RACKS; SALE OF ADDITIONAL RACKS. Promptly after the Closing, Buyer agrees to sequentially number the Initial Racks sold to Buyer pursuant to Section 1.1 above. In addition to the Initial Racks being sold to Buyer pursuant to Section 1.1 above, Buyer agrees to purchase from Seller those additional racks (each such rack consisting of a base and one or more shelves) which are delivered by Seller to Buyer after the Closing and prior to June 30, 2007 (such additional racks to be purchased by Buyer are referred to as the "ADDITIONAL RACKS"). On July 15, 2007, Buyer shall deliver a report to Seller setting forth in reasonable detail the number of Additional Racks and the number of shelves on each Additional Rack delivered by Seller to Buyer and shall pay to Seller by wire transfer a purchase price of $60 for each base of a rack and $5 for each shelf listed thereon (such additional purchase price is defined as the "ADDITIONAL RACKS PURCHASE PRICE"). Buyer shall continue to keep a record of the Additional Racks, including the number of shelves on each such Additional Rack, which it receives as provided for above and provide Seller with reasonable access to such records and the Additional Racks for the purpose of verifying the number of Additional Racks and the number of shelves on each Additional Rack and the resulting Additional Racks Purchase Price calculations. In order to keep track of the number of Additional Racks to be purchased by Buyer, Buyer agrees to sequentially number such Additional Racks. Title for the Additional Racks will not transfer from Seller to Buyer until such time as the Additional Racks Purchase Price for such Additional Racks has been received by Seller. The Additional Racks being sold to Buyer hereunder are used, have incurred wear and tear and are being sold subject to the limitations set forth in Section 6.1(g) and Section 7.1(f) above. In no event shall Buyer be required to purchase a non-functional Additional Rack as reasonably determined by the parties.

                  9.5 NO ACCEPTANCE ON SELLER'S BEHALF. Buyer shall not accept delivery of goods shipped to, ordered by or intended for Seller. Buyer shall be responsible for all liabilities and obligations relating to or arising out of any goods shipped to, ordered by or intended for Seller which are accepted by Buyer, and to the extent that Seller has paid for any such goods accepted by Buyer, Buyer shall promptly reimburse Seller for any such amounts.

                  9.6 DAMAGE OR DESTRUCTION; CONDEMNATION; INSURANCE. If at any time prior to the Closing Date there is damage or destruction to the Fee Properties, the cost for repair of which exceeds One Hundred Fifty Thousand Dollars ($150,000) and the Fee Properties cannot be restored to their original condition prior to the Closing, or if any portion of the Fee Properties is condemned or taken by eminent domain proceedings by any public authority, then, at Buyer's option, this Agreement shall terminate, and neither party shall have any further liability or obligation to the other hereunder. If there is any damage or destruction or condemnation or taking, and either the cost to repair does not exceed the amount set forth above or Buyer elects not to terminate this Agreement as provided above, then (a) in the case of a taking, all condemnation proceeds paid or payable to Seller shall belong to Buyer and shall be paid over and assigned to Buyer at the Closing; and (b) in the case of a casualty, Seller shall assign to Buyer all rights to any insurance proceeds paid or payable under the applicable insurance policies, less any costs of collection and any sums expended in restoration, and Buyer shall receive a credit against the Purchase Price for the amount of any deductible under Seller's insurance policies.

                  9.7 ACCESS TO PREMISES. Buyer agrees, without cost, after the Closing, to permit Seller and a reasonable number of Seller's employees, agents and representatives access to the Property during normal business hours and at other reasonable times in order to perform certain remedial and cleanup actions and for other post-closing activities. Seller agrees to be responsible for all damages caused to the structures, improvements or land situated on the Property which damages result from the acts or negligence of Seller or Seller's agents upon the Property. Further, Seller shall, at its sole cost and expense, promptly restore any physical damage or alteration of the physical condition of the Property which results from any inspections or activities conducted by Seller or Seller's agents to the condition immediately preceding such physical damage or alteration of physical condition.

                  9.8 CLOSURE OF UNDERGROUND STORAGE TANKS. Notwithstanding anything in this Agreement to the contrary, Seller shall use commercially reasonable efforts to remove and close three (3) 10,000 gallon underground storage tanks ("USTS") in accordance with applicable environmental laws ("CLOSURE WORK") currently in operation at the Leased Property. Seller shall commence the process for the removal of the tanks as soon as practicable but no later than April 1, 2007 and shall use commercially reasonable efforts to prosecute to completion. All costs and expenses to perform such Closure Work, including backfilling and remediation, to the extent remediation is required by applicable governmental agencies, shall be paid by Seller; provided, however, that Seller shall have no liability or obligation to Buyer for any legal, consulting or other expenses incurred by Buyer in connection with Seller's performance of the Closure Work unless caused by Seller's failure to remove and close the USTs in accordance with this Section 9.8. Seller shall not be required to obtain any consent of Buyer to perform the Closure Work. Notwithstanding the foregoing, Seller shall not be responsible to pay for any remediation required as part of the Closure Work, except to the extent required under applicable environmental law for commercial or industrial properties.

                           (a) Subject to Seller's obligation to obtain Buyer's
comments prior to submitting or implementing workplans, remedial action plans and/or closure reports, and associated documents, Seller shall have sole authority to negotiate with the relevant governmental agencies regarding the Closure Work. Buyer shall not communicate with such governmental agencies regarding such matters without Seller's prior written consent except as may be required by law, provided, however, that prior to making any communication that Buyer believes is required by law, Buyer shall give Seller prior notice of such communication. Notwithstanding the foregoing, Buyer may, at its sole cost and expense, have a non-participating representative present at meetings between Seller or its designee and applicable governmental agencies regarding the Closure Work.

                           (b) Buyer shall cooperate with Seller by providing
reasonable access to the Property (including to any third parties that may perform such Closure Work), including access to utilities and discharge outfalls, and by taking reasonable measures to avoid interference with Seller's performance of Closure Work, including with respect to equipment installed by Seller in connection therewith, provided such equipment does not unreasonably interference with Buyer's operations.

                           (c) Notwithstanding anything to the contrary, the
limitations on indemnification contained in Section 11.4 of this Agreement shall not apply to Seller's obligations under this Section 9.8 and Seller's liability of whatever nature for each UST shall terminate upon receipt of a no further action letter or certification of closure regarding that UST from the governmental agencies exercising jurisdiction at the time the Closure Work is performed, in a form that is consistent with the normal and customary no further action letters or certifications of closure issued by such governmental agencies stating that no further closure activities are required.

         10. RELEASE. Subject to Seller's express representations, warranties and indemnities set forth in this Agreement, Buyer (on behalf of itself and its agents, employees, independent contractors, successors or assigns) hereby waives, releases and discharges Seller and the Seller Related Parties and each of them, from any and all suits, causes of action, legal or administrative proceedings, liabilities, claims, damages, losses, costs and expenses of whatever kind, known or unknown, suspected or unsuspected, now or hereafter existing or discovered, in any manner or way connected with the physical condition of the Property, any latent or patent defects concerning same and any actual or alleged violations of law concerning same, and/or any claim or any action concerning the environmental condition of the Property, including without limitation under any provision of federal, state or local law, which Buyer had, has or may have, based upon the past, present or future presence, discharge, treatment, recycling, use, migration, storage, generation, or release or transportation to or from the Property of any contaminants or hazardous or toxic materials or waste on or in the soil or ground water on or under the Property (collectively, "HAZARDOUS MATERIALS") or the environmental condition of the Property (including without limitation all facilities, improvements, structures and equipment thereon and soil and groundwater thereunder). Buyer acknowledges that unknown and unsuspected Hazardous Materials may hereafter be discovered on or about the Property, and, except for Seller's express representations, warranties and indemnities set forth in this Agreement or any fraudulent or willful misrepresentation made by Seller, Buyer knowingly releases Seller from any and all liability related thereto. Buyer hereby agrees that the matters released herein are not limited to matters which are known, disclosed, suspected or foreseeable.

         11. SURVIVAL AND INDEMNIFICATION.

                  11.1 SURVIVAL. All covenants and agreements of the parties in this Agreement or provided herein shall survive the Closing without limit, unless otherwise specifically provided for herein. All representations and warranties of the parties shall survive the Closing and (a) with respect to the representations and warranties contained in Section 6.2(c), for a period ending eighteen (18) months after the Closing; and (b) with respect to all other representations and warranties, for a period ending on the first anniversary of the Closing (the "SURVIVAL PERIOD"), notwithstanding any investigation at any time made by or on behalf of the other party; provided, HOWEVER, that any representation or warranty which is the subject of a claim or dispute asserted prior to the expiration date of the Survival Period shall survive with respect to such claim or dispute until final resolution thereof. All claims for indemnity hereunder shall be made in writing, and shall state with reasonable specificity the matter for which indemnification is sought.

                  11.2 SELLER'S INDEMNIFICATION. Seller hereby agrees to indemnify, defend and hold Buyer and its shareholders, officers, employees, directors, agents and affiliates (the "SELLER INDEMNITEES") harmless from and against any and all claims, liabilities, losses, damages or injuries together with costs and expenses, including reasonable legal fees, actually suffered by them and arising out of, related to or resulting from (a) the breach of any representation or warranty made by Seller in this Agreement, (b) any breach in any material respect by Seller, unless waived by Buyer, of any covenant or agreement of Seller contained in or arising out of this Agreement, (c) any liability or obligation relating to, resulting from or arising out of the Operating Assets before the Closing (except Assumed Liabilities), (d) any liability which may be asserted by a third-party creditor against Buyer as a result of Seller's noncompliance with any applicable UCC bulk sale or bulk transfer laws, and (e) any failure by Seller to comply with Seller's obligations, if any, under the Worker Adjustment Retraining and Notification Act (WARN Act).

                  11.3 BUYER'S INDEMNIFICATION. Mohawk, 621, PA, Utica, Newark and Danville hereby jointly and severally agree to indemnify, defend and hold Seller and its shareholders, officers, employees, directors, agents and affiliates (the "BUYER INDEMNITEES") harmless from and against any and all claims, liabilities, losses, damages or injuries together with costs and expenses, including reasonable legal fees, actually suffered by them and arising out of or resulting from (a) the breach of any representation or warranty made by Buyer in this Agreement, (b) any breach in any material respect by Buyer, unless waived by Seller, of any covenant or agreement of Buyer contained in or arising out of this Agreement, (c) any liability or obligation relating to the Purchased Assets occurring on or after the Closing, (d) any liability or obligation relating to, resulting from or arising out of the Buyer's business, and (e) any failure by Buyer to comply with Buyer's obligations, if any, under the WARN Act.

                  11.4 LIMITATIONS ON INDEMNIFICATION.

                           (a) The obligations of Seller for a breach of a
representation or warranty contained in this Agreement and from subclause (a) of
Section 11.2, and the obligations of Buyer for a breach of a representation or warranty contained in this Agreement and/or from subclause (a) of Section 11.3, respectively, shall each not exceed an aggregate amount equal to Five Hundred Thousand Dollars ($500,000) (the "CAP AMOUNT").

                           (b) Notwithstanding the indemnification obligations
arising in subclause (a) of Section 11.2 and subclause (a) of Section 11.3, neither Seller nor Buyer shall be liable for the first Twenty-Five Thousand Dollars ($25,000) (the "THRESHOLD AMOUNT") in aggregate damages sustained by Buyer Indemnitees or Seller Indemnitees, respectively, pursuant to the indemnification obligations arising in subclause (a) of Section 11.2 and subclause (a) of Section 11.3 or a breach of a representation or warranty in this Agreement; provided Buyer Indemnitees and Seller Indemnitees shall be entitled to indemnification for damages in excess of such Threshold Amount (but not to exceed the Cap Amount) in the event damages to such Buyer Indemnitees or Seller Indemnitees exceed such Threshold Amount.

                           (c) Notwithstanding anything herein to the contrary,
the Cap Amount and the Threshold Amount shall not apply to (i) any indemnification obligation of Seller or Buyer arising as a result of fraud, willful breach or intentional misrepresentation, or (ii) any liquidated damages payable to Seller pursuant to Section 14.2.

                  11.5 THIRD PARTY CLAIMS. If a claim by a third party is made against any party entitled to indemnification under this Agreement, such indemnified party shall promptly notify the indemnifying party of such claim. The indemnifying party shall have ten (10) days after receipt of the above-referenced notice to undertake, through counsel of its choosing (subject to the consent of the indemnified party, which consent shall not be unreasonably withheld) and at the expense of the indemnifying party, the settlement or defense thereof; PROVIDED, HOWEVER, that any such settlement shall be subject to the consent of the indemnified party, which consent shall not be unreasonably withheld. If the indemnifying party does not notify the indemnified party within ten (10) days after receipt of the indemnified party's notice of a claim of indemnity hereunder that the indemnifying party elects to undertake the defense thereof, or the indemnifying party ceases to reasonably contest such claim in good faith, the indemnified party shall have the right to contest, settle or compromise the claim in its exclusive discretion at the expense of the indemnifying party. Nothing contained in this Section shall be construed as a limitation on the right of any party to indemnification under this Agreement.

         12. EMPLOYEES AND EMPLOYEE BENEFITS

                  12.1 EMPLOYMENT. At the request of Buyer, Seller shall communicate Buyer's offer of employment to certain employees of Seller. SCHEDULE
12.1 lists those employees of Seller that the Buyer intends to offer employment to (such employees are referred to herein as the "IDENTIFIED EMPLOYEES"). Buyer is responsible for all obligations and liabilities arising out of Buyer's offers to or employment of the Identified Employees. Buyer agrees that, for purposes of all employee benefit plans, policies and employee fringe benefit programs, including vacation policies, of Buyer which may apply to Identified Employees or in which the Identified Employees may participate following the Closing, credit will be given to the Identified Employees for service previously credited with Seller prior to the Closing. Prior to the Closing, Seller shall pay to each Identified Employee all accrued vacation pay in accordance with applicable law.

                  12.2 NO RIGHT OF EMPLOYMENT. Nothing contained herein, express or implied, is intended to confer upon any Identified Employee any right to continued employment for any period by reason of this Agreement. Nothing contained herein is intended to confer upon any Identified Employee any particular term or condition of employment other than as expressly referred to in Section 12.1 of this Agreement.

         13. TERMINATION.

                  13.1 This Agreement and the transactions contemplated herein may be terminated at any time prior to the Closing Date:

                           (a) by the mutual written consent of Buyer and
Seller;

                           (b) by Buyer in the event that the conditions set
forth in Section 8.1 of this Agreement shall not have been satisfied or waived by January 15, 2007 unless such satisfaction shall have been frustrated or made impossible by any act or any failure to act of Buyer and the period provided for in Section 14.1 has expired;

                           (c) by Seller in the event that the conditions set
forth in Section 8.2 of this Agreement shall not have been satisfied or waived by January 15, 2007 unless such satisfaction shall have been frustrated or made impossible by any act or failure to act of Seller and the period provided for in
Section 14.1 has expired;

                           (d) by Seller or Buyer if the Closing shall not have
occurred by January 31, 2007.

                  13.2 EFFECT OF TERMINATION. In the event of termination in accordance with Section 13.1, this Agreement shall become void and of no further force or effect, without any liability or obligation on the part of any of the parties hereto, or their respective officers, directors, employees, agents consultants or representatives, except as set forth in Section 14 below and provided that the provisions of Sections 9.1, 15.5, 15.9, 15.13 and 15.14 and this Section 13.2 shall remain in full force and effect and survive any termination of this Agreement pursuant to the terms of this Section 13.

         14. REMEDIES.

                  14.1 SELLER'S DEFAULT. If the transactions contemplated by this Agreement shall not be closed by reason of Seller's default under this Agreement and Buyer shall not have defaulted under this Agreement, then Buyer shall deliver to Seller written notice of such default, which notice shall set forth in detail the nature of such default. Seller shall have a period of ten
(10) days from Seller's receipt of such notice to commence the cure of such default, or, if such default cannot be cured within such ten (10) day period, Seller shall have such amount of time as is reasonably necessary or appropriate to cure such default provided that Seller diligently proceeds to cure the same up to a maximum of sixty (60) days. If (a) the Closing does not occur solely by reason of a default on the part of Seller under this Agreement and Buyer shall not have defaulted under this Agreement; or (b) Seller has not otherwise cured a default within the time periods provided in this Section, then Buyer, as its sole and exclusive remedy shall subject to the provisions of this Section, be entitled to (i) the return of the Deposit; or (ii) pursue an action for the specific performance of this Agreement so long as Buyer institutes such action within ninety (90) days of Seller's breach. As a material consideration to Seller's entering into this Agreement with Buyer, Buyer waives any right to record or file a notice of lis pendens or notice of pendency of action or similar notice against any portion of the Property unless such filing is part of the action for specific performance. Except as set forth in this Section, Buyer hereby waives the remedy of specific performance on account of Seller's default under this Agreement.

                  14.2 BUYER'S DEFAULT. IN THE EVENT THE TRANSACTION HEREIN PROVIDED SHALL NOT CLOSE BY REASON OF BUYER'S DEFAULT UNDER THIS AGREEMENT, THEN
(a) ESCROW HOLDER SHALL IMMEDIATELY RELEASE TO SELLER ANY AND ALL DEPOSITS IN ESCROW AS SELLER'S LIQUIDATED DAMAGES AND (b) SELLER SHALL BE ENTITLED TO RETAIN ANY AND ALL SUMS CONSTITUTING DEPOSITS AS SELLER'S FULL COMPENSATION AND LIQUIDATED DAMAGE (SUBJECT TO THE PROVISIONS OF SECTION 15.14) UNDER AND IN CONNECTION WITH THIS AGREEMENT.

                  THE PARTIES AGREE THAT IT WOULD BE IMPRACTICABLE AND EXTREMELY DIFFICULT TO ASCERTAIN THE ACTUAL DAMAGES SUFFERED BY SELLER AS A RESULT OF BUYER'S FAILURE TO COMPLETE THE PURCHASE OF THE PROPERTY PURSUANT TO THIS AGREEMENT, AND THAT UNDER THE CIRCUMSTANCES EXISTING AS OF THE EFFECTIVE DATE, THE LIQUIDATED DAMAGES PROVIDED FOR IN THIS SECTION REPRESENT A REASONABLE ESTIMATE OF THE DAMAGES WHICH SELLER WILL INCUR AS A RESULT OF SUCH FAILURE (SUBJECT TO THE PROVISIONS OF SECTION 15.14). IN THE EVENT THE SALE OF THE PROPERTY SHALL NOT BE CONSUMMATED ON ACCOUNT OF BUYER'S DEFAULT, THEN THE DEPOSITS SHALL BE SELLER'S SOLE AND EXCLUSIVE REMEDY UNDER THIS AGREEMENT BY REASON OF SUCH DEFAULT (SUBJECT TO THE PROVISIONS OF SECTION 15.14).

                  -----------------                           -----------------
                  Seller's Initials                           Buyer's Initials

                  14.3 LIMITATION OF LIABILITY. Notwithstanding any provision of this Agreement to the contrary, in no case shall Seller ever be liable to Buyer under any statutory, common law, equitable or other theory of law, either prior to or following the Closing, for any lost rents, profits, "benefit of the bargain," business opportunities or any form of consequential damage in connection with any claim, liability, demand or cause of action in any way or manner relating to the Purchased Assets, the condition of the Purchased Assets, this Agreement, or any transaction or matter between the parties contemplated hereunder, unless such loss and/or damages results from Seller's fraudulent action or fraudulent misrepresentation.

         15. GENERAL PROVISIONS.

                  15.1 NOTICES. All notices and other communications under or in connection with this Agreement shall be in writing and shall be deemed given (a) if delivered personally, upon delivery; (b) if delivered by registered or certified mail (return receipt requested), upon the earlier of actual delivery or three days after being mailed; or (c) if given by telecopy, upon confirmation of transmission by telecopy, in each case to the parties at the following addresses:

                        (a)         If to Seller:

                                    Hines Nurseries, Inc.
                                    12621 Jeffrey Road
                                    Irvine, California 92620
                                    Facsimile: (949) 786-0968
                                    Attention:  Claudia Pieropan, CFO

                                    With a copy to (which shall not constitute notice):

                                    Paul, Hastings, Janofsky & Walker LLP
                                    Seventeenth Floor
                                    695 Town Center Drive
                                    Costa Mesa, California  92626-1924
                                    Facsimile:  (714) 668-6364
                                    Attention:  Stephen D. Cooke, Esq.

                        (b)         If to Buyer, addressed to:

                                    KW Mohawk Valley LLC
                                    95 Main Street
                                    Center Moriches, New York 11934
                                    Facsimile:  (631) 874-5270
                                    Attention:  Kirk Weiss

                                    With a copy to (which shall not constitute notice):

                                    Germano & Cahill, P.C.
                                    4250 Veterans Memorial Highway
                                    Suite 275
                                    Holbrook, NY 11741
                                    Facsimile: (631) 588-2550
                                    Attention: Guy W. Germano, Esq.

                  15.2 SEVERABILITY. If any term or provision of this Agreement or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable such term or provision in any other jurisdiction, the remaining terms and provisions of this Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or enforceable.

                  15.3 BROKERS. Buyer and Seller each represents to the other that it has not dealt with any broker or agent in connection with this transaction, other than Performance Group. Seller shall pay Performance Group a commission pursuant to a separate agreement, if, as and when the Closing occurs, but not otherwise. Each party hereby indemnifies and holds harmless the other party from all loss, cost and expense (including reasonable attorneys' fees) arising out of a breach of its representation or undertaking set for in this paragraph. The provisions of this paragraph shall survive the Closing or the termination of this Agreement.

                  15.4 EXPENSES. Each party shall bear the costs of its agents, attorneys, accountants, investment bankers, travel, lodging and entertainment and associated expenses except as otherwise provided in this Agreement.

                  15.5 THIRD PARTY RIGHTS. Any other provision of this Agreement to the contrary notwithstanding, this Agreement shall not create benefits on behalf of any other person not a party to this Agreement (including without limitation any broker or finder), and this Agreement shall be effective only as between the parties hereto, their successors and permitted assigns.

                  15.6 BACK-UP OFFERS. Seller shall have the right to continue to market the Property for sale and accept "back-up" offers for all or any portion of the Property contingent on the failure of the Closing to occur.

                  15.7 TAX DEFERRED EXCHANGE. Buyer may desire to consummate the sale of the Fee Properties through a tax-deferred exchange (the "EXCHANGE") which qualifies for non-recognition of gain under Section 1031 of the Internal Revenue Code of 1986, as amended. To effect this Exchange, Buyer may assign its rights in, and delegate its duties under, this Agreement to Kirk Weiss, Russell Weiss, Wayne Weiss and any exchange accommodator which Buyer shall determine; provided, however, that no such assignment or delegation shall releave Buyer of its duties or obligations hereunder. As an accommodation to Buyer, Seller agrees to cooperate with Buyer in connection with the Exchange, including the execution of documents therefor, provided the following terms and conditions are satisfied:

                  (a) There shall be no (except for de minimus costs) out of pocket costs to Seller and Seller shall have no obligation to take title to any property in connection with the Exchange;

                  (b) Seller shall in no way be obligated to pay any escrow costs, brokerage commissions, title charges, survey costs, recording costs or other charges incurred with respect to any exchange property and/or the Exchange; and

                  (c) In no way shall the Closing be contingent or otherwise subject to the consummation of the Exchange, and the escrow shall timely close in accordance with the terms of this Agreement, notwithstanding any failure, for any reason, of the parties to the Exchange to effect same.

                  15.8 ENTIRE AGREEMENT. This Agreement, including the annexes, schedules and exhibits attached hereto and other documents referred to herein, contains the entire understanding of the parties hereto with respect to its subject matter and supersedes all prior and contemporaneous agreements and understandings, oral and written, between the parties with respect to such subject matter.

                  15.9 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as provided in Section 15.7 above, this Agreement and the rights and obligations hereunder shall not be assignable by any party without the written consent of the other parties hereto, and any such purported assignment by any party without such consent shall be void.

                  15.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, including electronically transmitted counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same agreement.

                  15.11 RECITALS, SCHEDULES AND ANNEXES. The recitals, exhibits attached hereto and Seller's Disclosure Schedules referred to herein and attached hereto are hereby incorporated herein and made a part hereof as if fully set forth herein. Disclosure of any fact or item in any section of Seller's Disclosure Schedules shall, should the existence of the fact or item be relevant to any other section of Seller's Disclosure Schedules, be deemed to be disclosed with respect to that other paragraph or section. The parties hereto acknowledge that certain matters set forth in Seller's Disclosure Schedules are included for informational purposes only, notwithstanding the fact that, because they do not rise above applicable materiality thresholds or otherwise, they would not be required to be set forth therein by the terms of this Agreement and that disclosure of such matters shall not be taken as an admission by the party delivering such Seller's Disclosure Schedules that such disclosure is required to be made under the terms of any provision of this Agreement and in no event shall any such disclosure be deemed or interpreted to broaden or otherwise amplify the representations and warranties contained in this Agreement.

                  15.12 CONSTRUCTION. The article, section and subsection headings used herein are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural, shall be deemed to include the others whenever and wherever the context so requires. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

                  15.13 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of New York.

                  15.14 ATTORNEYS' FEES. In the event of any dispute related to or based upon this Agreement, the prevailing party shall be entitled to recover from the other party its reasonable attorneys' fees and costs.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or has caused this Agreement to be executed on its behalf by a representative duly authorized, all as of the date first above set forth.

                                    "SELLER"

                                     HINES NURSERIES, INC.
                                     a California corporation


                                     By: /S/ CLAUDIA M. PIEROPAN
                                         --------------------------------------
                                         Claudia M. Pieropan, Chief Financial
                                         Officer, Secretary and Treasurer

                                     "BUYER"

                                      KW MOHAWK VALLEY LLC,
                                      a New York limited liability company


                                      By: /S/ RUSSELL WEISS
                                         --------------------------------------
                                      Name: Russell Weiss
                                      Title: President

                                      621 EAST MAPLE LLC,
                                      a New York limited liability company

                                      By: KW Mohawk Valley LLC,
                                      a New York limited liability company
                                      its Managing Member

                                      By: /S/ RUSSELL WEISS
                                         --------------------------------------
                                      Name: Russell Weiss
                                      Title: President

                                      DANVILLE PA LLC,
                                      a New York limited liability company

                                      By: KW Mohawk Valley LLC,
                                      a New York limited liability company
                                      its Managing Member

                                      By: /S/ RUSSELL WEISS
                                         --------------------------------------
                                      Name: Russell Weiss
                                      Title: President

                                      KW UTICA LLC,
                                      a New York limited liability company

                                      By: KW Mohawk Valley LLC,
                                      a New York limited liability company
                                      its Managing Member

                                      By: /S/ RUSSELL WEISS
                                         --------------------------------------
                                      Name: Russell Weiss
                                      Title: President

                                       KW NEWARK LLC,
                                       a New York limited liability company

                                       By: KW Mohawk Valley LLC,
                                       a New York limited liability company
                                       its Managing Member

                                       By: /S/ RUSSELL WEISS
                                         --------------------------------------
                                       Name: Russell Weiss
                                       Title: President

                                       KW DANVILLE LLC,
                                       a New York limited liability company

                                       By: KW Mohawk Valley LLC,
                                       a New York limited liability company
                                       its Managing Member

                                       By: /S/ RUSSELL WEISS
                                         --------------------------------------
                                       Name: Russell Weiss
                                       Title: President